Exhibit 99.1

Charles River Unaudited Prospective Financial Information

Charles River does not as a matter of course make public long-term projections as to future revenues, earnings or other results, and Charles River is especially cautious of making financial forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the review of the Acquisition, Charles River management provided to WuXi and the respective financial advisors of WuXi and Charles River certain unaudited prospective financial information on a stand-alone, pre-Acquisition basis, which information is referred to in this Scheme Document as the Charles River unaudited prospective financial information. We have included below a subset of the Charles River unaudited prospective financial information to give WuXi shareholders access to certain non-public information that was made available to Charles River’s board of directors, WuXi’s board of directors and the respective financial advisors of Charles River and WuXi in connection with the Acquisition.

The Charles River unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects and thus subject to interpretation. The Charles River unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of Charles River, WuXi, Charles River’s financial advisor, WuXi’s financial advisor or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. In the view of Charles River’s management, the Charles River unaudited prospective financial information was prepared on a reasonable basis and reflects the best information available to Charles River management at the time. Although presented with numeric specificity, the Charles River unaudited prospective financial information reflects numerous estimates and assumptions made by the management of Charles River, all of which are difficult to predict and many of which are beyond Charles River’s control. Important factors that may affect actual results and cause the failure to achieve internal financial forecasts include, but are not limited to, risks and uncertainties relating to Charles River’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), competition, industry performance, the regulatory environment, general business, economic, market and financial conditions and other factors described under “Important Notices―Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this Scheme Document and under Part I, Item 1A, “Risk Factors” of Charles River’s Annual Report on Form 10-K for the year ended December 26, 2009, and Part II, Item 1A, “Risk Factors” of Charles River’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010, each of which is on file with the SEC, and each of which is incorporated by reference into this Scheme Document. The Charles River unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change. As a result of the foregoing, actual results may differ materially from those contained in the Charles River unaudited prospective financial information. Accordingly, there can be no assurance that the Charles River unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated.

The Charles River unaudited prospective financial information was not prepared with a view toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Charles River’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Charles River unaudited prospective financial information, nor have they expressed any opinion or any other form of assurance with respect to such projections or their achievability, and they assume no responsibility for, and disclaim any association with, the Charles River unaudited prospective financial information. Furthermore, the Charles River unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared.

The Charles River unaudited prospective financial information included estimates of revenue, non-GAAP operating income and non-GAAP earnings per share for fiscal years 2010, 2011 and 2012. These projections assumed that Charles River would continue its business generally as then conducted and that Charles River would not take any extraordinary actions, such as acquisitions or dispositions of assets or properties or refinancing of indebtedness.

A chart summarizing the Charles River unaudited prospective financial information is set forth below.

Charles River Unaudited Prospective Financial Information
(in millions of U.S. dollars, except in the case of non-GAAP earnings per share)

	2010 Estimated	2011 Estimated	2012 Estimated
Revenue	$1,237	$1,347	$1,472
Non-GAAP operating income(1)	$226	$269	$316
Non-GAAP earnings per share(2)	$2.37	$2.94	$3.38

(1)	Operating income excluding amortization of intangible acquired assets and any costs related to the transactions contemplated by the Scheme.

(2)
Based on operating income excluding amortization of intangible acquired assets and other charges related to acquisitions, operating losses attributable to businesses that have been closed, divested or suspended, severance costs associated with cost-savings actions taken in 2009-2010, additional interest recorded as a result of the adoption in 2009 of an accounting standard related to Charles River’s convertible debt accounting which increased interest and depreciation expense and any costs related to the transactions contemplated by the Scheme.

This summary of the Charles River unaudited prospective financial information is not being included in this Scheme Document to influence your decision whether to approve the Scheme, but rather because the Charles River unaudited prospective financial information was made available to the Charles River board of directors, the WuXi board of directors and the respective financial advisors of Charles River and WuXi in connection with the Acquisition. Charles River’s shareholders and WuXi’s shareholders are urged to review Charles River’s most recent SEC filings, including Part I, Item 1A, “Risk Factors” of Charles River’s Annual Report on Form 10-K for the year ended December 26, 2009, and Part II, Item 1A, “Risk Factors” of Charles River’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010, each of which is on file with the SEC, and each of which is incorporated by reference into this Scheme Document, for a description of risk factors with respect to Charles River’s business. See “Important Notices―Cautionary Statement Regarding Forward-Looking Statements” and “―Where You Can Find Additional Information” beginning on pages [●] and [●], respectively, of this Scheme Document. Since the date of preparation of the Charles River unaudited prospective financial information, Charles River has made publicly available its actual results of operations for the quarterly period ended March 27, 2010. Charles River’s shareholders are urged to review Charles River’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010, which is on file with the SEC and is incorporated by reference into this Scheme Document, for this information.

Readers of this Scheme Document are cautioned not to place undue reliance on the summary of the Charles River unaudited prospective financial information set forth above. No representation is made by Charles River, WuXi or their respective affiliates, advisors, officers, directors or representatives or any other person to any shareholder of Charles River or any shareholder of WuXi regarding the ultimate performance of Charles River compared to the information included in the above prospective financial information. The inclusion of the summary of the Charles River unaudited prospective financial information should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events nor construed as financial guidance, and they should not be relied on as such. Charles River has made no representation to WuXi or WuXi’s financial advisor, in the Acquisition Agreement or otherwise, concerning the Charles River unaudited prospective financial information.

CHARLES RIVER DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE CHARLES RIVER UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE CHARLES RIVER UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.